Exhibit 99.1
Landec Continues Progression of Transformation Plan for Curation Foods, Announcing Agreement to Divest Hanover Manufacturing Operations

SANTA MARIA, Calif., August 25, 2020 -- Landec Corporation (Nasdaq: LNDC) (“Landec” or the “Company”), a diversified health and wellness Company with two operating businesses, Curation Foods, Inc. (“Curation Foods”) and Lifecore Biomedical, Inc. (“Lifecore”), announced today the entry into a definitive agreement to sell the Company’s Hanover manufacturing facility and related assets for an aggregate purchase price of $8.7 million. The Company intends to consolidate its Hanover facility operations into its facilities in Guadalupe, California and Bowling Green, Ohio.

The agreement to divest the Hanover manufacturing operations is the latest step of Project SWIFT, as the Company continues to focus on creating shareholder value across the enterprise. Project SWIFT is designed to identify opportunities to transform the Company’s business with a focus on maximizing strategic assets, optimizing its operational network and rightsizing the organization. The transaction is expected to close in the first week of September, subject to customary closing conditions. As previously announced on August 7, 2020, Landec completed the asset sale and lease assumption of its pre-operational salad dressing manufacturing facility based in Ontario, California for $4.85 million.

“The agreement to sell the Hanover facility announced today, together with the completion of our other previously announced asset sales related to the Curation Foods business, delivers on the Company’s commitment to streamline the business by divesting non-strategic assets to help deliver sustainable profitable growth,” said Landec’s President and CEO Dr. Albert Bolles. “While we recognize that the execution of certain actions associated with Project SWIFT has been challenging in light of the global pandemic, we intend to continue to build on the significant progress made with respect to our value creation plan and remain dedicated to advancing our strategic vision and deleveraging the business under these new conditions.”

About Landec Corporation

Landec Corporation (NASDAQ: LNDC) is a leading innovator of diversified health and wellness solutions with two operating businesses: Curation Foods, Inc. and Lifecore Biomedical, Inc. Landec designs, develops, manufactures, and sells products for the food and biopharmaceutical industry. Curation Foods is focused on innovating and distributing plant-based foods with 100% clean ingredients to retail, club and foodservice channels throughout North America. Curation Foods is able to maximize product freshness through its geographically dispersed family of growers, refrigerated supply chain and patented BreatheWay® packaging technology. Curation Foods brands include Eat Smart® fresh packaged vegetables and salads, O Olive Oil & Vinegar® premium artisan products, and Yucatan® and Cabo Fresh® avocado products. Lifecore Biomedical is a fully integrated contract development and manufacturing organization (CDMO) that offers highly differentiated capabilities in the development, fill and finish of sterile, injectable pharmaceutical products in syringes and vials. As a leading manufacturer of premium, injectable grade Hyaluronic Acid, Lifecore brings 35 years of expertise as a partner for global and emerging biopharmaceutical and biotechnology companies across multiple therapeutic categories to bring their innovations to market. For more information about the Company, visit Landec’s website at www.landec.com.

Important Cautions Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbor created under the Private Securities Litigation Reform Act of 1995 and other safe harbors under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “might”, “will”, “should”, “can have”, “likely” and similar expressions are used to identify forward-looking statements. All forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially, including such factors among others, as the timing and expenses associated with operations, the ability to achieve acceptance of the Company’s new products in the market place, weather conditions that can affect the supply and price of produce, government regulations affecting our business, the timing of regulatory approvals, uncertainties related to COVID-19 and the impact of our responses to it, the ability to successfully integrate Yucatan Foods into the Curation Foods business, and the mix between domestic and international sales. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission (“SEC”), including the risk factors contained in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

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